Exhibit 99.1

FOR IMMEDIATE RELEASE
METALICO APPROVES RIGHTS PLAN

CRANFORD, NJ, February 4, 2015 – Metalico, Inc. (NYSE MKT: MEA) has announced that it has adopted a Stockholder Rights Plan to enhance the interests of the Company’s shareholders.

Metalico’s Board of Directors declared a dividend of one right on each outstanding share of Metalico’s common stock to implement the Rights Plan. The Plan is designed to assure that all of the Company’s stockholders receive fair and equal treatment in the event of any proposed takeover of the Company and to guard against tactics to gain control of the Company without paying all stockholders a premium for that control.

The Rights Plan is not intended to deter offers that are fair and otherwise in the best interests of the Company’s stockholders. The Plan will not prevent a takeover, but should encourage any individual or group seeking to acquire the Company to negotiate with its Board of Directors.

Pursuant to the Rights Plan, the Company is issuing one preferred share purchase right for each outstanding share of common stock at the close of business on February 17, 2015. Initially, the rights will not be exercisable and will trade with the Company’s shares of common stock.

Under the Rights Plan, the rights will generally become exercisable only if a person or group acquires beneficial ownership of 15% or more of Metalico’s common stock in a transaction not approved by the Board of Directors. In that situation, each holder of a right (other than the acquiring person, whose rights will become null and void and will not be exercisable) will be entitled to purchase, at the then-current purchase price as defined in the Rights Plan, additional shares of common stock having a value of twice the purchase price of the right. In addition, if Metalico is acquired in a merger or other business combination after an unapproved party acquires more than 15% of Metalico’s common stock, each holder of a right would be entitled to purchase, at the then-current purchase price under the Plan, shares of the acquiring company’s stock having a value of twice the purchase price of the right.

Metalico’s Board of Directors may redeem the rights for a nominal amount at any time before an event that causes the rights to become exercisable. The Rights Plan is scheduled to expire February 3, 2016.

Metalico has filed a Form 8-K and will file a Form 8-A with the United States Securities and Exchange Commission containing additional information regarding the terms and conditions of the Rights Plan. The stockholders of Metalico will also receive information regarding the Rights Plan.

About Metalico
Metalico, Inc. is a holding company with operations in ferrous and non-ferrous scrap metal recycling. The Company operates recycling facilities in New York, Pennsylvania, Ohio, West Virginia, New Jersey, Texas, and Mississippi. Metalico’s common stock is traded on the NYSE MKT under the symbol MEA.

Forward-looking Statements
This news release contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may contain statements that do not relate strictly to historical or current facts. Forward-looking statements include statements with respect to Metalico’s beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond Metalico’s control, and which may cause Metalico’s actual results, performance or achievements to be materially different from future results, performance, expectations or achievements expressed or implied by such forward-looking statements. Factors that could cause such material difference are discussed in more detail in the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. All statements other than statements of historical fact are statements that could be forward-looking statements. Metalico assumes no obligation to update the information contained in this news release.

Contact: Metalico, Inc.

Carlos E. Agüero
Michael J. Drury
info@metalico.com
186 North Avenue East
Cranford, NJ 07016
(908) 497-9610
Fax: (908) 497-1097
www.metalico.com

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